UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 28, 2013

Date of Report

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 31, 2012, Bonanza Creek Energy, Inc. (the “Company”) sold its property in the Kern River field in California for approximately $5.1 million and recorded a gain on the sale of oil and gas properties in the amount of $4.3 million related to this transaction.  On October 15, 2012, the Company sold its property in the Sargent field in California for approximately $3.2 million, approximately equal to its book value.  On November 9, 2012, the Company sold its property in the Greeley field for approximately $1.1 million, approximately equal to its book value.  As a result of these transactions, we classified the results of operations and financial position of these properties as discontinued operations for all periods presented.

This Current Report on Form 8-K was prepared to provide revised financial information that presents these properties as discontinued operations for all periods presented in our Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 22, 2012 (“2011 Form 10-K”).  It should be noted that our net income (loss) was not impacted by the reclassification of our operations with respect to these properties as discontinued operations.

This filing includes updated information for the following items included in our 2011 Form 10-K:

ITEM 6. SELECTED FINANCIAL DATA

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Unaffected items of our 2011 Form 10-K have not been repeated in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

23.1            Consent of Independent Registered Public Accounting Firm Hein & Associates LLP.

99.1            Item 6.  Selected Financial Data.

99.2            Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3            Item 8.  Financial Statements and Supplementary Data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: January 28, 2013	By:	/s/ Wade E. Jaques

Wade E. Jaques

Vice President, Chief Accounting Officer, Controller, & Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm Hein & Associates LLP
99.1	Item 6. Selected Financial Data
99.2	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations
99.3	Item 8. Financial Statements and Supplementary Data